Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Ciaran Long, Chief Executive Officer of a.k.a. Brands Holding Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of a.k.a. Brands Holding Corp. for the quarter ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of a.k.a. Brands Holding Corp.

a.k.a. Brands Holding Corp.

Date: November 5, 2025	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Chief Executive Officer
(Principal Executive Officer)